Exhibit 8.1
November 5, 2010
Calumet Specialty Products Partners, L.P.
2780 Waterfront Pkwy E. Drive, Suite 200
Indianapolis, Indiana 46214

RE:	CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
     We have acted as counsel for Calumet Specialty Products Partners, L.P. (the “Partnership”), a Delaware limited partnership, and Calumet Finance Corp. (“Calumet Finance”), a Delaware corporation, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:
(1)	common units representing limited partner interests in the Partnership;

(2)	debt securities, which may be co-issued by Calumet Finance in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(3)	guarantees of the Debt Securities by certain subsidiaries of the Partnership listed in the Registration Statement as guarantors.
     We have also participated in the preparation of a Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Prospectus.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus, qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act, or the regulations promulgated thereunder by the Commission.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com